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                                                                    EXHIBIT 4.33





                          EVERGREEN MEDIA CORPORATION


                                      AND


                             THE BANK OF NEW YORK,



                                    Trustee




                       CONVERTIBLE SUBORDINATED INDENTURE


                           Dated as of June 16, 1997





                6% Convertible Subordinated Debentures Due 2012
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                               TABLE OF CONTENTS

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
                                                        ARTICLE 1
                                                       DEFINITIONS

SECTION 1.01.  Certain Terms Defined  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                        ARTICLE 2
                                                        SECURITIES

SECTION 2.01.  Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 2.02.  Execution and Authentication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 2.03.  Registrar, Paying Agent and Conversion Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.04.  Paying Agent to Hold Money in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.05.  Holder Lists . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.07.  Replacement Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.08.  Outstanding Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.09.  Treasury Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 2.10.  Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.11.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.12.  Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.13.  Cusip Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 2.14.  Computation of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE 3
                                                 COVENANTS OF THE ISSUER

SECTION 3.01.  Payment of Principal and Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.02.  Written Statements to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.03.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 3.04.  Reports by the Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.05.  Waiver of Usury Defense  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 3.06.  Liquidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

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
                                                        ARTICLE 4
                             REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

SECTION 4.01.  Event of Default Defined; Acceleration of Maturity; Waiver of Default  . . . . . . . . . . . . . . . .  18
SECTION 4.02.  Collection of Indebtedness by Trustee; Trustee May Prove Debt  . . . . . . . . . . . . . . . . . . . .  20
SECTION 4.03.  Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 4.04.  Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 4.05.  Restoration of Rights on Abandonment of Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 4.06.  Limitation on Suits by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 4.07.  Unconditional Right of Securityholders to Receive Principal, Premium and Interest, to Convert
                and to Institute Certain Suits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 4.08.  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default  . . . . . . . . . . . . . . .  24
SECTION 4.09.  Control by Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 4.10.  Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 4.11.  Trustee to Give Notice of Default, But May Withhold in Certain Circumstances . . . . . . . . . . . . .  26
SECTION 4.12.  Right of Court to Require Filing of Undertaking to Pay Costs . . . . . . . . . . . . . . . . . . . . .  26
SECTION 4.13.  Waiver of Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                        ARTICLE 5
                                                  CONCERNING THE TRUSTEE

SECTION 5.01.  Duties and Responsibilities of the Trustee; During Default; Prior to Default . . . . . . . . . . . . .  27
SECTION 5.02.  Certain Rights of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.03.  Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds
                Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 5.04.  Trustee and Agents May Hold Securities; Collections, etc . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 5.05.  Compensation and Indemnification of Trustee and Its Prior Claim  . . . . . . . . . . . . . . . . . . .  30
SECTION 5.06.  Right of Trustee to Rely on Officers' Certificate, etc . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 5.07.  Persons Eligible for Appointment as Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.08.  Resignation and Removal; Appointment of Successor Trustee  . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.09.  Acceptance of Appointment by Successor Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





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SECTION 5.10.  Merger, Conversion, Consolidation or Succession to Business of Trustee . . . . . . . . . . . . . . . .  33
SECTION 5.11.  Preferential Collection of Claims Against the Issuer . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 5.12.  Reports by Trustee to Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                        ARTICLE 6
                                              CONCERNING THE SECURITYHOLDERS

SECTION 6.01.  Evidence of Action Taken by Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.02.  Proof of Execution of Instruments and of Holding of Securities . . . . . . . . . . . . . . . . . . . .  39
SECTION 6.03.  Holders to Be Treated as Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.04.  Securities Owned by Issuer Deemed Not Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.05.  Right of Revocation of Action taken  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 6.06.  Record Date for Consents and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                        ARTICLE 7
                                                 SUPPLEMENTAL INDENTURES

SECTION 7.01.  Supplemental Indentures Without Consent of Securityholders . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 7.02.  Supplemental Indentures with Consent of Securityholders  . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 7.03.  Effect of Supplemental Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.04.  Documents to Be Given to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 7.05.  Notation on Securities in Respect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE 8
                                        CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 8.01.  Covenant Not to Merger, Consolidate, Sell or Convey Property Except Under Certain Conditions . . . . .  45
SECTION 8.02.  Successor Corporation or Partnership Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 8.03.  Opinion of Counsel to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

                                                        ARTICLE 9
                                SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 9.01.  Satisfaction and Discharge of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47





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SECTION 9.02.  Application by Trustee of Funds Deposited for Payment of Securities  . . . . . . . . . . . . . . . . .  48
SECTION 9.03.  Repayment of Moneys Held by Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 9.04.  Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years  . . . . . . . . . . . . . .  48
SECTION 9.05.  Indemnity for U.S. Governmental Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

                                                        ARTICLE 10
                                                 MISCELLANEOUS PROVISIONS

SECTION 10.01.  Partners, Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual
                 Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 10.02.  Provisions of Indenture for the Sole Benefit of Parties and Securityholders . . . . . . . . . . . . .  49
SECTION 10.03.  Successors and Assigns of Issuer Bound by Indenture . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 10.04.  Notices and Demands on Issuer, Trustee and Securityholders  . . . . . . . . . . . . . . . . . . . . .  49
SECTION 10.05.  Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein  . . . . . . . . .  50
SECTION 10.06.  Payments Due on Saturdays, Sundays and Legal Holidays . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 10.07.  Conflict of Any Provision of Indenture with Trust Indenture Act of 1939 . . . . . . . . . . . . . . .  52
SECTION 10.08.  Communications by Holders with Other Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 10.09.  New York Law to Govern  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 10.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 10.11.  Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

                                                        ARTICLE 11
                                                 REDEMPTION OF SECURITIES

SECTION 11.01.  Right of Optional Redemption; Prices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 11.02.  Notice of Redemption; Partial Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 11.03.  Payment of Securities Called for Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 11.04.  Exclusion of Certain Securities from Eligibility for Selection for Redemption . . . . . . . . . . . .  55





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                                                        ARTICLE 12
                                               SUBORDINATION OF SECURITIES

SECTION 12.01.  Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 12.02.  Payments to Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 12.03.  Subrogation of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 12.04.  Authorization by Securityholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 12.05.  Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 12.06.  Trustee's Relation to Senior Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 12.07.  No Impairment of Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

                                                        ARTICLE 13
                                                 CONVERSION OF SECURITIES

SECTION 13.01.  Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 13.02.  Exercise of Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 13.03.  Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 13.04.  Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 13.05.  Continuation of Conversion Privilege in Case of Reclassification, Consolidation, Merger, Sale,
                 Transfer or Share Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 13.06.  Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 13.07.  Taxes on Conversion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 13.08.  Issuer to Provide Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 13.09.  Disclaimer of Responsibility for Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 13.10.  Return of Funds Deposited for Redemption of Converted Securities  . . . . . . . . . . . . . . . . . .  71

                                                        ARTICLE 14
                                               RIGHT TO REQUIRE REDEMPTION

SECTION 14.01.  Right to Require Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 14.02.  Notices; Method of Exercising Redemption Right, etc . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 14.03.  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXHIBIT A -- FORM OF SECURITY
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                                       v
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                            CROSS REFERENCE SHEET(1)



         Provisions of Trust Indenture Act of 1939 and Indenture to be dated as of June [ ], 1997 between Evergreen Media Corporation and The Bank of New York, as Trustee:

         Section of the TIA                                 Section of Indenture
         ------------------                                 --------------------
         310(a)(1) and (2) . . . . . . . . . . . . . . . .  5.7
         310(a)(3) and (4) . . . . . . . . . . . . . . . .  Inapplicable
         310(b)  . . . . . . . . . . . . . . . . . . . . .  5.8(a), (b) and (d)
         310(c)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         311(a)  . . . . . . . . . . . . . . . . . . . . .  5.11(a) and (c)(1) and (2)
         311(b)  . . . . . . . . . . . . . . . . . . . . .  5.11(b)
         311(c)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         312(a)  . . . . . . . . . . . . . . . . . . . . .  2.5
         312(b)  . . . . . . . . . . . . . . . . . . . . .  2.5 and 10.8
         312(c)  . . . . . . . . . . . . . . . . . . . . .  10.8
         313(a)  . . . . . . . . . . . . . . . . . . . . .  5.12
         313(a)(5) . . . . . . . . . . . . . . . . . . . .  Inapplicable
         313(b)(1) . . . . . . . . . . . . . . . . . . . .  Inapplicable
         313(b)(2) . . . . . . . . . . . . . . . . . . . .  5.12
         313(c)  . . . . . . . . . . . . . . . . . . . . .  5.12
         313(d)  . . . . . . . . . . . . . . . . . . . . .  5.12
         314(a)  . . . . . . . . . . . . . . . . . . . . .  3.4
         314(b)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         314(c)(1) and (2) . . . . . . . . . . . . . . . .  10.5
         314(c)(3) . . . . . . . . . . . . . . . . . . . .  Inapplicable
         314(d)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         314(e)  . . . . . . . . . . . . . . . . . . . . .  10.5
         314(f)  . . . . . . . . . . . . . . . . . . . . .  Inapplicable
         315(a), (c) and (d) . . . . . . . . . . . . . . .  5.1
         315(b)  . . . . . . . . . . . . . . . . . . . . .  4.11
         315(e)  . . . . . . . . . . . . . . . . . . . . .  4.12
         316(a)(1) . . . . . . . . . . . . . . . . . . . .  4.9
         316(a)(2) . . . . . . . . . . . . . . . . . . . .  Inapplicable
         316(a) (last sentence)  . . . . . . . . . . . . .  6.4
         316(b)  . . . . . . . . . . . . . . . . . . . . .  4.7
         317(a)  . . . . . . . . . . . . . . . . . . . . .  4.2
         317(b)  . . . . . . . . . . . . . . . . . . . . .  2.4
         318(a)  . . . . . . . . . . . . . . . . . . . . .  10.7


----------------

(1) This Cross Reference Sheet is not part of the Indenture.

         THIS SUBORDINATED INDENTURE, dated as of June 16, 1997 between Evergreen Media Corporation, a Delaware corporation (the "Issuer"), and The Bank of New York, a New York banking corporation (the "Trustee"),

                             W I T N E S S E T H :

         WHEREAS, the Issuer has duly authorized the issuance of up to $300,000,000 principal amount of its unsecured 6% Convertible Subordinated Debentures Due 2012 (the "Securities") to be issued in exchange for shares of the Issuer's $3.00 Convertible Exchangeable Preferred Stock, par value $.01 per share (the "Convertible Preferred Stock");

         WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and

         WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

         NOW, THEREFORE:

         In consideration of the premises and the purchases of the Securities by the Holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:



                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended, or the definitions of which in the Securities Act of 1933, as amended (the "Securities Act") are referred to in the Trust Indenture Act of 1939, as amended, (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" shall mean such accounting principles which are generally accepted at the date or time of any computation. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or Conversion Agent, each as defined in Section 2.03.

         "Board of Directors" means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

         "Board Resolution" means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.

         "Business Day" means a day which is neither Saturday, Sunday, nor a day on which banking institutions and trust companies in the City and State of New York are authorized by law or regulation or executive order to close.

         "Certificate of Designation" means the Certificate of Designation relating to the Convertible Preferred Stock and filed by the Issuer with the Secretary of State of the State of Delaware.

         "Chancellor Merger" means the merger or mergers contemplated by the Chancellor Merger Agreement.

         "Chancellor Merger Agreement" means the Agreement and Plan of Merger dated February 19, 1997, by and among the Issuer, Chancellor Broadcasting Company and Chancellor Radio Broadcasting Company, as the same may be amended, or amended and restated, from time to time.

         "Change of Control" has the meaning set forth in Section 14.01.

         "Change of Control Offfer" has the meaning set forth in Section 14.01.

         "Class A Common Stock" means the Class A Common Stock, par value $0.01 per share, of the Issuer as the same exists at the date of execution and delivery of this Indenture or as such stock may be reconstituted from time to time.

         "Common Stock" means the Class A Common Stock and the Class B Common Stock, par value $0.01 per share, of the Issuer as the same exists at the date of execution and delivery of this Indenture or as such stock may be reconstituted from time to time.

         "Conversion Price" means the principal amount of the Securities convertible into one share of Class A Common Stock, subject to adjustment in accordance with Section 13.04.

         "Convertible Preferred Stock" has the meaning set forth in the first recital to this Indenture, which by its terms is exchangeable at the option of the Issuer for Securities.

         "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Floor 21W, New York, New York 10286.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer against fluctuations in currency values.

         "Current Market Price" has the meaning set forth in Section 13.04(b).

         "Date of Conversion" has the meaning set forth in Section 13.02.

         "Event of Default" means any event or condition specified as such in
Section 4.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Date" means the date on which the outstanding shares of Convertible Preferred Stock are exchanged for the Securities.

         "Holder", "Holder of Securities", "Securityholder" or other similar terms mean in the case of any Security, the Person in whose name such Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof.

         "Indebtedness" means (i) any liability of any person (a) for borrowed money, (b) evidenced by bonds, debentures, notes or other similar instruments,
(c) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (d) for the payment of the deferred purchase price of property or services or (e) as lessee under capital leases; (ii) all indebtedness of others secured by a lien on any asset of a person, whether or not such indebtedness is assumed by that person; (iii) any liability of others described in the preceding clause that the person has guaranteed; and (iv) to the extent not otherwise included, obligations under Currency Agreements and Interest Rate Agreements.

         "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

         "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Issuer is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter.

         "Issuer" means (except as otherwise provided in Article 5) Evergreen Media Corporation, a Delaware corporation, and, subject to Article 8, its successors and assigns.

         "Issuer Notice" has the meaning set forth in Section 14.02 hereof.

         "Issuer Order" means a written statement, request or order of the Issuer which is signed in its name by any two Officers.

         "NASDAQ" means the Nasdaq National Market.

         "Officer" means the chairman of the Board of Directors, the chief executive officer, president, any executive vice president, any senior vice president or any vice president, the chief financial officer or the treasurer of the Issuer.

         "Officers' Certificate" means a certificate signed by the chairman of the board or the president or any vice president (whether or not designated by a number or numbers or a word or words added before or after the title "Vice President") and by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 10.05, if and to the extent required hereby.

         "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer or who may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 10.05, if and to the extent required hereby.

         "Original issue date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

         "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section 6.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

         (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer (if the Issuer shall act as its own Paying Agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

         (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer), Securities converted into Class A Common Stock pursuant hereto and Securities not deemed Outstanding pursuant to and for the purposes of the last sentence of Section 11.02.

         "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "principal" wherever used with reference to the Securities or any Security or any portion thereof shall be deemed to include "and premium, if any".

         "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Repurchase Date" has the meaning set forth in Section 14.01 hereof.

         "Repurchase Price" has the meaning set forth in section 14.01 hereof.

         "Responsible Officer", when used with respect to the Trustee means the Chairman of the Board of Directors, the President, the Secretary, the Treasurer, or any other officer of the Trustee customarily performing corporate trust functions.

         "Sale Price" means the last sale price of the Class A Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Class A Common Stock is listed or, if the Class A Common Stock is not listed on a national or regional stock exchange, as reported by NASDAQ or if the Class A Common Stock is not approved for quotation and trading on NASDAQ as reported by the National Quotation Bureau Incorporated. In the absence of a Sale Price for the Class A Common Stock, the Board of Directors shall in good faith determine the current market price for such Class A Common Stock on such basis as it considers appropriate.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" has the meaning set forth in the first paragraph of this Section 1.01 hereof.

         "Security" or "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

         "Senior Debt" means the principal of (and premium, if any) and interest on all Indebtedness of the Issuer (other than the Securities) (including without limitation any interest that would accrue but for the filing of a petition in bankruptcy, insolvency, reorganization or similar proceeding) on such Indebtedness, whether outstanding on the date of issuance of the Securities or thereafter created, incurred or assumed. Notwithstanding anything in the Indenture to the contrary, Senior Debt will not include (i) Indebtedness of or monies owned by the Issuer for compensation to employees or for goods or materials purchased or for services rendered in the ordinary course of business, (ii) Indebtedness of the Issuer to any Affiliate and (iii) any other Indebtedness which by the express terms of the instrument creating or evidencing the same are specifically designated as not being senior in right of payment to the Securities.

         "Subsidiary" means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Issuer or (ii) any partnership of which more than 50% of the partnership interests are owned by the Issuer or any Subsidiary.

         "TIA" (except as otherwise provided in Sections 7.01, 7.02 and 13.05) means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed.

         "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Five, shall also include any successor trustee. "Trustee" shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person.



                                   ARTICLE 2
                                   SECURITIES

         SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, securities exchange (including NASDAQ) rule, agreements to which the Issuer is subject or usage. The Issuer shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication. The Securities shall bear such legend or legends relating to restrictions on transfer as the Issuer shall, based on written advice of counsel, deem necessary or appropriate in order to comply with Federal or state securities laws.

         SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Issuer by manual or facsimile signature. The Issuer's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $300,000,000 upon an Issuer Order. The Issuer Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $300,000,000 except as provided in Section 2.07.

         The Trustee's authentication of Securities pursuant to the next preceding paragraph shall be conditioned upon receipt of each of the following in form and substance satisfactory to the Trustee on or prior to the Exchange
Date:

                 (A) An Officer's Certificate to the effect that:

                          (1) All conditions required to be satisfied
                 under the Certificate of Designation for the exchange of the outstanding Convertible Preferred Stock for the Securities have been so satisfied on or prior to the Exchange Date;

                          (2) The Indenture is duly qualified under the TIA;
                 and

                                (3) No Event of Default (as defined in Section
                       4.01 hereof) shall have occurred and be continuing.

                       (B) An Opinion of Counsel to the effect that:

                                (1) The execution and delivery of the
                       Indenture, the issuance of the Securities and the fulfillment of the terms herein and therein contemplated will not conflict with the charter or bylaws of the Issuer, or constitute a breach of or default under any material agreement, indenture, evidence of indebtedness, mortgage, deed of trust or other material agreement or instrument known to such counsel to which the Issuer is a party or by which it is bound, or any law, administrative regulation, rule, judgment, order or decree known to such counsel to be applicable to the Issuer or any of its properties;

                                (2) The Indenture has been duly authorized by
                       the Issuer and, when executed and delivered by the Issuer, will be a legal, valid and binding agreement of the Issuer enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity, whether applied by a court of law or equity;

                                (3) All legally required proceedings by the
                       Issuer in connection with the authorization and issuance of the Securities have been duly taken, and all orders, consents or other authorizations or approvals of any public board or body legally required for the validity of the Securities have been obtained;

                                (4)         The Indenture is duly qualified
                       under the TIA; and

                                (5) The Securities, when executed and
                       authenticated in accordance with the terms of this Indenture and delivered in exchange for the outstanding Convertible Preferred Stock, will be legal, valid and binding obligations of the Issuer enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity, whether applied by a court of law or equity.

         The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Securities. Unless limited by the term of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer or an Affiliate of the Issuer.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.03. Registrar, Paying Agent and Conversion Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for payment ("Paying Agent"), an office or agency where Securities may be presented for conversion ("Conversion Agent") and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may appoint one or more co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The term "Registrar" includes any co-Registrar, the term "Paying Agent" includes any additional Paying Agent and the term "Conversion Agent" includes any additional Conversion Agent. The Issuer may change any Registrar, Paying Agent or Conversion Agent without notice to any Holder. If the Issuer fails to appoint or maintain another person as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Issuer or any Affiliate of the Issuer may act as Registrar or Conversion Agent. Except for purposes of Article 9, the Issuer or any Affiliate of the Issuer may act as Paying Agent.

         The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall promptly notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Issuer fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such.

         The Issuer initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands.

         SECTION 2.04. Paying Agent to Hold Money in Trust. Not later than each due date of the principal of or interest on any Securities, the Issuer shall deposit with the Paying Agent a sum of money in immediately available funds sufficient to pay such principal or interest so becoming due. Subject to
Section 9.02, the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or an Affiliate of the Issuer acts as Paying Agent, it shall on or before each due date of the principal of or interest on any Securities segregate the money and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Issuer) shall have no further liability for the money.

         SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall promptly furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require for the names and addresses of the Holders.

         SECTION 2.06. Transfer and Exchange. When a Security is presented to the Registrar with a request to register a transfer thereof, the Registrar shall register the transfer as requested, and, when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested; provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Issuer shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 11.02 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or
(iii) to register the transfer or exchange of a Security between the record date and the next succeeding interest payment date. Any exchange or transfer shall be without charge, except that the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but this provision shall not apply to any exchange pursuant to Section 7.05 or 11.02. Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

         SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, and neither the Issuer nor the Trustee has received notice that such Security has been acquired by a bona fide purchaser, the Issuer may execute and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code, as in effect on the date of this Indenture, are met, and there shall have been delivered to the Issuer and the Trustee evidence to their satisfaction of the loss, destruction or theft of any Security if such is the case. An indemnity bond may be required that is sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Issuer may charge the Holder for its expenses (including the fees and expenses of the Trustee) in replacing a Security. Every replacement Security is an additional obligation of the Issuer. The provisions of this Section 2.07 are exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         In the event any such mutilated, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer, in its discretion may, instead of issuing a new Security, pay such Security.

         SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all of the Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent (other than the Issuer or an Affiliate of the Issuer) holds on a redemption date or maturity date money sufficient to pay the principal of and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         Subject to Section 2.09, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

         SECTION 2.09. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Issuer or by any Affiliate of the Issuer shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Responsible
Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Issuer or any Affiliate of the Issuer.

         SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Issuer may prepare and, upon the order of the Issuer, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

         SECTION 2.11. Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation. The Issuer may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or which have been converted. All canceled Securities shall be held by the Trustee unless the Issuer shall direct in writing that the canceled Securities be returned to it.

         SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 3.01. The Issuer shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before a special record date, the Issuer (or the Trustee in the name of and at the expense of the Issuer) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         SECTION 2.13. Cusip Numbers. The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

         SECTION 2.14. Computation of Interest. Unless otherwise provided in the Securities, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.



                                   ARTICLE 3
                            COVENANTS OF THE ISSUER

         SECTION 3.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities and this Indenture. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the Holders of Securities entitled thereto as they shall appear on the registry books of the Issuer.

         SECTION 3.02. Written Statements to Trustee. (a) The Issuer will deliver to the Trustee on or before May 1 in each year (beginning with the May 1 immediately following the date of the initial issuance of the Securities) a brief certificate (which need not comply with Section 10.05) from the principal executive, financial or accounting officer of the Issuer stating that in the course of the performance by the signer of his duties as an officer of the Issuer he would normally have knowledge of any default or non-compliance (without regard to periods of grace or notice requirements) by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not he has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof.

         (b) Commencing with the date the Securities are initially issued, the Issuer shall file with the Trustee written notice of the occurrence of any default or Event of Default within five Business Days of its becoming aware of any such default or Event of Default.

         SECTION 3.03. Corporate Existence. Subject to Article 8, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises; provided that the Issuer shall not be required to preserve its corporate existence or any such right or franchise if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Securities.

         SECTION 3.04.  Reports by the Issuer.  The Issuer covenants:

         (a) to file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the SEC pursuant to
Section 13 or Section 15(d) of the Exchange Act, or if the Issuer is not required to file information, documents, or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act; or, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that, prior to the date of initial issuance of the Securities, the Issuer shall be required to file such information with the Trustee only if so requested by the Trustee;

          (b) to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; provided that, prior to the date of initial issuance of the Securities, the Issuer shall be required to file such information with the Trustee only if so requested by the Trustee; and

          (c) to transmit by mail to all registered Holders of Securities as the names and addresses of such Holders appear upon the registry books of the Issuer, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to (a) and (b) in this Section above as may be required by rules and regulations prescribed from time to time by the SEC.

          (d) for so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to make available at its expense, upon request, to any holder or beneficial owner of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securites Act, unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act.

          Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee's receipt of such reports or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 3.05. Waiver of Usury Defense. The Issuer covenants (to the extent that it may lawfully do so) that it shall not assert, plead (as a defense or otherwise) or in any manner whatsoever claim (and shall actively resist any attempt to compel it to assert, plead or claim) in any action, suit or proceeding that the interest rate on the Securities violates present or future usury or other laws relating to the interest payable on any indebtedness and shall not otherwise avail itself (and shall actively resist any attempt to compel it to avail itself) of the benefits or advantages of any such laws.

         SECTION 3.06. Liquidation. Neither the Board of Directors nor the stockholders of the Issuer shall adopt a plan of liquidation that provides for, contemplates or the effectuation of which is preceded by (a) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer otherwise than substantially as an entirety (Article 6 of this Indenture being the Article that governs any such sale, lease, conveyance or other disposition substantially as an entirety) and (b) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Issuer to the holders of the capital stock of the Issuer, unless the Issuer shall in connection with the adoption of such plan make provision for, or agree that prior to making any liquidating distributions it will make provision for, the satisfaction of the Issuer's obligations hereunder and under the Securities as to the payment of the principal thereof and interest thereon. The Issuer shall be deemed to make provision for such payments only if (1) the Issuer irrevocably deposits in trust with the Trustee money or direct obligations of the United States of America, backed by its full faith and credit ("U.S. Government Obligations"), maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay the principal of and interest on the Securities then outstanding to maturity and to pay all other sums payable by it hereunder or (2) there is an express assumption of the due and punctual payment of the Issuer's obligations hereunder and under the Securities and the performance and observance of all covenants and conditions to be performed by the Issuer hereunder by the execution and delivery of a supplemental indenture in form satisfactory to the Trustee by a person who acquires, or will acquire (otherwise than pursuant to a lease), a portion of the assets of the Issuer, and which person will have assets (immediately after the acquisition) and aggregate earnings (for such person's four full fiscal quarters immediately preceding such acquisition) equal to not less than the assets of the Issuer (immediately preceding such acquisition) and the aggregate earnings of the Issuer (for its four full fiscal quarters immediately preceding the acquisition), respectively, and which is a corporation organized under the laws of the United States, any State thereof or the District of Columbia; provided, however, that the Issuer shall not make any liquidating distribution until after the Issuer shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this
Section 3.06. Notwithstanding the foregoing, the provisions of this Section
3.06 shall be subject to Article 4 hereof.

                                   ARTICLE 4
        REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

         SECTION 4.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. "Event of Default" with respect to Securities where used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any installment of interest upon any of the Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

         (b) default in the payment of all or any part of the principal of or premium, if any, any of the Securities as and when the same shall become due and payable at maturity, upon any redemption or acceleration, by declaration or otherwise; or

         (c) failure on the part of the Issuer duly to observe or perform any other of the covenants or agreements on the part of the Issuer in the Securities or contained in this Indenture for a period of 45 days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities; or

          (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Issuer a bankrupt or insolvent, approving as properly filed a petition seeking reorganization, assignment, adjustment or composition of, or in respect of, the Issuer under any applicable Federal or State law or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (e) the Issuer shall commence a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of an order for relief in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or to the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or consent to the filing of such petition or to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

         If an Event of Default (other than an Event of Default specified in subparagraphs (d) or (e)) occurs and is continuing with respect to the Securities, then, and in each and every such case, unless the Principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding hereunder, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities and the interest accrued thereon, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default specified in subparagraph (d) or (e) occurs, the unpaid principal of any and any accrued but unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder.

         This provision, however, is subject to the condition that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of any and all Securities which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities, to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein--then and in every such case the Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

         SECTION 4.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities when the same shall have become due and payable, whether upon maturity or upon any redemption or acceleration or by declaration or otherwise, then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all such Securities for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

         Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities to the registered Holders, whether or not the Securities be overdue.

         In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Securities, wherever situated the moneys adjudged or decreed to be payable.

         In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

         (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities, or to the creditors or property of the Issuer or such other obligor,

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

         (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities.

         In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Securities in respect of which such action was taken, and it shall not be necessary to make any Holders of the Securities parties to any such proceedings.

         SECTION 4.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of Securities shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and stamping (or otherwise noting) thereon the payment, or issuing Securities in reduced principal amounts in exchange for the presented Securities if only partially paid, or upon surrender thereof if fully paid:

                        FIRST: To the payment of costs and expenses, including
                  any and all amounts due the Trustee under Section 5.05;

                        SECOND: Subject to Article 12 herein, in case the
                  principal of the Securities shall not have become and be then due and payable, to the payment of interest on the Securities in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                       THIRD: In case the principal of the Securities shall
                  have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal and accrued and unpaid interest; and

                       FOURTH: To the payment of the remainder, if any, to
                  the Issuer or any other person lawfully entitled thereto.

         SECTION 4.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 4.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Securityholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Securityholders shall be restored severally and respectively to their former positions and rights hereunder, and thereafter all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

         SECTION 4.06. Limitation on Suits by Securityholders. No Holder of any Security shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding, judicial or otherwise, at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a continuing Event of Default as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 45 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.09; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder of the Securities and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 4.07. Unconditional Right of Securityholders to Receive Principal, Premium and Interest, to Convert and to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to convert such Security in accordance with
Article 13, or to institute suit for the enforcement of any such payment on or after such respective dates, or for the enforcement of such conversion right, shall not be impaired or affected without the consent of such Holder.

         SECTION 4.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 2.07 and 4.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 4.06, every power and remedy given by this Indenture or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

         SECTION 4.09. Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 5.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may expose the Trustee to personal liability or if the Trustee in good faith by its board of directors or the executive committee thereof shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction, it being understood that (subject to Section 5.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

         Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by Securityholders.

         SECTION 4.10. Waiver of Past Defaults. Prior to the declaration of the maturity of the Securities as provided in Section 4.01, the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding may on behalf of the Holders of all the Securities waive any past default or Event of Default hereunder and its consequences, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected (including, without limitation, the provisions with respect to payment of principal of and interest on such Security or with respect to conversion of such Security).

         Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         SECTION 4.11. Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall, at the Issuer's expense, transmit to the Holders of Securities, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults known to the Trustee, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal or premium of, if any, or interest on any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders.

         SECTION 4.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit other than the Trustee of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit including the Trustee, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders holding in the aggregate more than 10% in aggregate principal amount of the Securities outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or for the enforcement of a right to convert any Security in accordance with Article 13.

         SECTION 4.13. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.



                                   ARTICLE 5
                             CONCERNING THE TRUSTEE

         SECTION 5.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

         (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

             (i) the duties and obligations of the Trustee with respect to Securities shall be determined solely by the express provisions of this

         Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

             (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

         (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of Holders pursuant to Section 4.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

          SECTION 5.02.  Certain Rights of the Trustee.  Subject to Section
5.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

          (c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

          (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, but during an Event of Default or upon reasonable grounds prior to such Event of Default the Trustee, in its discretion, may make such further inquiries or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

         SECTION 5.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

         SECTION 5.04. Trustee and Agents May Hold Securities; Collections, etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 5.8 and 5.13, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

         SECTION 5.05. Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Issuer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including but not limited to the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01 or in connection with Article 4 hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for the service in connection therewith are intended to constitute expenses of administration under any bankruptcy law.

         SECTION 5.06. Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 5.01 and 5.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         SECTION 5.07. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. Such corporation shall have its principal place of business in The City of New York if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 5.08.

         The provisions of this Section 5.07 are in furtherance of and subject to Section 310(a) of the TIA.

         SECTION 5.08. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may, subject to the provisions of Section 4.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b) In case at any time any of the following shall occur:

             (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months; or

             (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.07 and shall fail to resign after written request therefor by the Issuer or by any such Securityholder; or

             (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (1) the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee (or if no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice from the Issuer, such removed trustee may petition any court of competent jurisdiction for the appointment of a successor trustee), or, (2) subject to the provisions of Section 4.12, any Securityholder who has been a bona fide Holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in
Section 6.01 of the action in that regard taken by the Securityholders (or if the trustee has been removed but no successor trustee shall have been so appointed and have accepted appointment within 30 days after the provision of such evidence, such removed trustee may petition any court of competent jurisdiction for the appointment of a successor trustee).

         (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.09.

         (e) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities affected as their names and addresses appear in the Security register. Each notice shall include the name of the successor trustee and the address of its principal corporate trust office.

         SECTION 5.09. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.08 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the

Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.05.

         Upon acceptance of appointment by a successor trustee as provided in this Section 5.09, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.08. If the Issuer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

         SECTION 5.10. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of Section 310(b) of the TIA and eligible under the provisions of Section 5.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor

Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         SECTION 5.11.  Preferential Collection of Claims Against the Issuer.
(a) Subject to the provisions of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Issuer within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the Holders of other indenture securities (as defined in this Section):

                                (1) an amount equal to any and all reductions
                        in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three months' period and valid as against the Issuer and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in subsection
                        (a)(2) of this Section, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Issuer upon the date of such default; and

                                (2) all property received by the Trustee in
                        respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Issuer and its other creditors in such property or such proceeds.

         Nothing herein contained, however, shall affect the right of the
Trustee:

                        (A) to retain for its own account (i) payments made on
                  account of any such claim by any person (other than the Issuer) who is liable thereon, (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

                        (B) to realize, for its own account, upon any
                  property held by it as security for any such claim, if such property was so held prior to the beginning of such three months' period;

                        (C) to realize, for its own account, but only to the
                  extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Subsection (c) of this Section would occur within three months; or

                        (D) to receive payment on any claim referred to in
                  paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph
                  (B) or (C), as the case may be, to the extent of the fair value of such property.

         For the purposes of paragraphs (B), (C) and (D) property substituted after the beginning of such three months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

         If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Securityholders and the Holders of other indenture securities in such manner that the Trustee, the Securityholders and the Holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Issuer of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Securityholders and the Holders of other indenture securities dividends on claims filed against the Issuer in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Securityholders and the Holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Securityholders and the Holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

         Any Trustee who has resigned or been removed after the beginning of such three months' period shall be subject to the provisions of this subsection
(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three months' period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

             (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three months' period; and

             (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

          (b) There shall be excluded from the operation of this Section a creditor relationship arising from:

                             (1) the ownership or acquisition of securities
                  issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;


                             (2) advances authorized by a receivership or
                  bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Securityholders at the time and in the manner provided in this Indenture;

                             (3) disbursements made in the ordinary course
                  of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

                             (4) an indebtedness created as a result of
                  services rendered or premises rented or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c)(3) below;

                             (5) the ownership of stock or of other
                  securities of a corporation organized under the provisions of
                  Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Issuer; or

                             (6) the acquisition, ownership, acceptance or
                  negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c)(4) of this Section.

          (c) As used in this Section:

                             (1) the term "default" shall mean any failure
                  to make payment in full of the principal of or interest upon any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable;

                             (2) the term "other indenture securities" shall
                  mean securities upon which the Issuer is an obligor (as defined in the TIA) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of Subsection (a) of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in said special account;

                             (3) the term "cash transaction" shall mean any
                  transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

                             (4) the term "self-liquidating paper" shall
                  mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Issuer for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Issuer arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and

                             (5) the term "Issuer" shall mean any obligor
                  upon the Securities.

         (d) Notwithstanding any provision in this Indenture to the contrary, for purposes of this Section 5.11, the term "Trustee" shall include any separate trustee or co-trustee that may be appointed to act as trustee hereunder.

         SECTION 5.12. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by Section 313(a) of the TIA, mail to each Holder a brief report dated as of such May 15 that complies with Section 313(a) of the TIA. The Trustee also shall comply with Section 313(b) of the TIA.

         A copy of each report at the time of its mailing to the Holders shall be mailed to the Issuer and filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Issuer shall promptly notify the Trustee whenever the Securities become listed on any securities exchange.


                                   ARTICLE 6
                         CONCERNING THE SECURITYHOLDERS

         SECTION 6.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.01 and 5.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

         SECTION 6.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 5.01 and 5.02, the fact and date of the execution of any instrument by any Securityholder or his agent or proxy, or the authority of such an agent or proxy to execute such an instrument may be proved
(a) by the affidavit of a witness of such execution, or (b) by a certificate of a notary public (or other officer authorized by law to take acknowledgments of deeds) as to such execution, or (c) in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof.

         SECTION 6.03. Holders to Be Treated as Owners. Prior to due presentment of a Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

         SECTION 6.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 5.01 and 5.02, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.

         SECTION 6.05. Right of Revocation of Action taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration or transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities.

         SECTION 6.06. Record Date for Consents and Waivers. The Issuer may, but shall not be obligated to, direct the Trustee to establish a record date for the purpose of determining the Persons entitled to (i) waive any past default with respect to the Securities in accordance with Section 4.10, (ii) consent to any supplemental indenture in accordance with Section 7.02 or (iii) waive compliance with any term, condition or provision of any covenant hereunder (if the Indenture should expressly provide for such waiver). If a record date is fixed, the Holders of Securities on such record date, or their duly designated proxies, and any such Persons, shall be entitled to waive any such past default, consent to any such supplemental indenture or waive compliance with any such term, condition or provision, whether or not such Holder remains a Holder after such record date; provided, however, that unless such waiver or consent is obtained from the Holders, or duly designated proxies, of the requisite principal amount of Outstanding Securities prior to the date which is the 90th day after such record date, any such waiver or consent previously given shall automatically and without further action by any Holder be canceled and of no further effect.



                                   ARTICLE 7
                            SUPPLEMENTAL INDENTURES

         SECTION 7.01. Supplemental Indentures Without Consent of
Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:

         (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

          (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 8;

          (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection or benefit of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities to waive such an Event of Default;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Securities; or

          (e) to provide for adjustment of conversion rights pursuant to
Section 13.05; and

          The Trustee is hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of
Section 7.02.

         SECTION 7.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Article 6) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (or prior to any exchange of Securities for Convertible Preferred Stock, with the consent of holders of not less than a majority of the outstanding shares of Convertible Preferred Stock), the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or premium, if any, thereon, or reduce the rate or extend the time of payment of interest thereon, or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any principal, premium, interest is payable, or reduce or alter the method of computation of any amount payable on redemption or repayment thereof (or the time at which any such redemption may be made), or impair or affect the right of any Securityholder to institute suit for the payment or conversion thereof or materially and adversely affect the right to convert the Securities in accordance with Article 13 or the right of the Holders to require redemption in accordance with Article 14, in each case, without the consent of the Holder of each Security so affected; provided no consent of any Holder of any Security shall be necessary under this Section 7.02 to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Section 7.01(e) and Section
13.05 of this Indenture; or (b) reduce the aforesaid percentage in principal amount of Outstanding Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected; or (c) reduce the percentage of Securities necessary to consent to waive any past default under this Indenture to less than a majority, without the consent of the Holders of each Security so affected, or (d) modify the provisions of Article 12 hereof or any other provision hereof relating to subordination of the Securities in any manner adverse to the Securityholders without the consent of the Holder of each Security so affected, or (e) modify any of the provisions of this Section or
Section 4.10, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 5.08, 5.09, 5.10 and 7.02.

         Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order) certified by the Secretary or an Assistant Secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders and other documents, if any, required by Section 6.01 the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 7.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 7.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

         SECTION 7.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee as to any matter provided for by such supplemental indenture. If the Issuer or the Trustee shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities then Outstanding.


                                   ARTICLE 8
                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

         SECTION 8.01. Covenant Not to Merger, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Issuer covenants that it will not merge with or into or consolidate with any other corporation or sell, convey, transfer or lease all or substantially all of its assets to any Person and the Issuer shall not permit any Person to consolidate with or merge into the Issuer or sell, convey or lease all or substantially all of its assets to the Issuer, unless (i) either the Issuer (in the case of a merger) shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be a corporation or partnership organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer and shall have provided for conversion rights in accordance with Section 13.05, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or partnership; and (ii) the Issuer, such Person or such successor corporation or partnership, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition and, immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

         SECTION 8.02. Successor Corporation or Partnership Substituted. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation or partnership, such successor corporation or partnership shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein.

         Such successor corporation or partnership may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation or partnership, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation or partnership thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

         In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation or partnership which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

         SECTION 8.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 5.01 and 5.02, may receive an Opinion of Counsel prepared in accordance with Section 10.05 as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.



                                   ARTICLE 9
           SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

         SECTION 9.01. Satisfaction and Discharge of Indenture. If at any time
(a) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities Outstanding hereunder, as and when the same shall have become due and payable, or (b) the Issuer shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) or (c)(i)(x) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable, or (y) are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 9.04) or U.S. Government Obligations maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Securities on each date that such principal or interest is due and payable; and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, conversion and exchange of Securities, and the Issuer's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of the Holders of Securities to receive payments of principal thereof and interest upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations and immunities of the Trustee hereunder, including any right to compensation and indemnification under Section 5.05 and, (v) the rights of the Holders of Securities as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that the provisions of this Section have been complied with and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture, provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. In addition, in connection with the satisfaction and discharge pursuant to clause (c)(i)(y) above, the Trustee shall give notice to the Holders of Securities of such satisfaction and discharge. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 5.05 shall survive.

         SECTION 9.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 9.04 all moneys and securities deposited with the Trustee pursuant to Section 9.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys or securities have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such moneys or securities need not be segregated from other funds except to the extent required by law.

         SECTION 9.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities, all moneys then held by any paying agent under the provisions of this Indenture shall, upon written demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

         SECTION 9.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee or such paying agent, and the Holder of the Securities shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment, shall at the expense of the Issuer, mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register, notice, that such moneys remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer.

         SECTION 9.05. Indemnity for U.S. Governmental Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or the principal or interest received in respect of such obligations.

                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Partners, Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any partner of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

         SECTION 10.02. Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of Senior Indebtedness and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors, the holders of Senior Debt and the Holders of the Securities.

         SECTION 10.03. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

         SECTION 10.04. Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Evergreen Media Corporation, 433 East Las Colinas Boulevard, Suite 1130, Irving, TX 75039, Attention: Corporate Secretary, with a copy to Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C., 20004, Attention: John D. Watson, Jr., Esq. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office, Attention: Corporate Trust Trustee Administration.

         Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 10.05. Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition,
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

         SECTION 10.06. Payments Due on Saturdays, Sundays and Legal Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption or repayment of any Security or the last date on which a Holder of Securities has a right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or repayment or on such last day for conversion, and no interest shall accrue for the period after such date.

         SECTION 10.07. Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision (an "incorporated provision") included in this Indenture by operation of Sections 310 to 317, inclusive, of the TIA, such incorporated provision shall control.

         SECTION 10.08. Communications by Holders with Other Holders. Securityholders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and any other person shall have the protection of Section 312(c) of the TIA.

         SECTION 10.09. New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to conflicts of law principles.

         SECTION 10.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 10.11. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



                                   ARTICLE 11
                            REDEMPTION OF SECURITIES

         SECTION 11.01. Right of Optional Redemption; Prices. The Issuer at its option may, at any time, redeem all, or from time to time any part of, the Securities upon payment of the optional redemption prices set forth in the form of Security attached as Exhibit A hereto, together with accrued interest to the date fixed for redemption.

         SECTION 11.02. Notice of Redemption; Partial Redemption. Notice of redemption to the Holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

         The notice of redemption to each such Holder shall identify the Securities to be redeemed (including the CUSIP number) and shall specify the principal amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the applicable Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, and shall also specify the Conversion Price then in effect and the date on which the right to convert such Securities or the portions thereof to be redeemed will expire. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

         The notice of redemption of Securities to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

         At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 2.03) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption (other than those theretofore surrendered for conversion into Class A Common Stock) at the appropriate redemption price, together with accrued interest to but not including the date fixed for redemption. If any Security called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Security shall be paid to the Issuer upon the Issuer's written request, or, if then held by the Issuer, shall be discharged from such trust. If less than all the outstanding Securities are to be redeemed, the Issuer will deliver to the Trustee at least 70 days (or such shorter period as may be satisfactory to the Trustee) prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed. If all of the outstanding Securities are to be redeemed, the Issuer will deliver to the

Trustee at least 45 days (or such shorter period as may be satisfactory to the Trustee) prior to the date fixed for redemption a copy of the notice of redemption the Issuer has delivered to the Holders. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers' Certificate stating that such restriction has been complied with.

         If less than all the Securities are to be redeemed, the Trustee shall select, by lot, pro rata or by such other manner as it shall deem appropriate and fair, Securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Upon any redemption of less than all the Securities, for purposes of the selection for redemption the Issuer and the Trustee may treat as Outstanding Securities surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption, and need not treat as Outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

         SECTION 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, together with interest accrued to and including the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the Redemption Price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be convertible into Class A Common Stock or, except as provided in Sections 2.04 and 9.04, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the applicable Redemption Price thereof and unpaid interest to and including the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable Redemption Price, together with interest accrued thereon to and including the date fixed for redemption; provided that any payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.12 hereof.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest specified in such Security and such Security shall remain convertible into Class A Common Stock until the principal of such Security shall have been paid or duly provided for.

Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

         SECTION 11.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officers' Certificate directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.



                                   ARTICLE 12
                          SUBORDINATION OF SECURITIES

         SECTION 12.01. Agreement to Subordinate. The Issuer covenants and agrees, and each Holder of a Security issued hereunder by his acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article; and each Person holding any Security, whether upon original issue or upon transfer, assignment, substitution or exchange thereof accepts and agrees that the principal of and interest on all Securities issued hereunder shall, to the extent and in the manner herein set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt.

         SECTION 12.02. Payments to Securityholders. No payment on account of principal of or interest on the Securities shall be made if at the time of such payment or immediately after giving effect thereto (1) there shall exist a default in any payment with respect to any Senior Debt or (2) there shall have occurred an event of default (as defined in such Senior Debt or in the instrument under which the same is outstanding, other than a default in the payment of amounts due thereon) with respect to any Senior Debt permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

         Upon (i) any acceleration of the principal amount due on the Securities or (ii) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or arrangement or reorganization of the Issuer, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal or interest on the indebtedness evidenced by the Securities, and upon any such dissolution or winding-up or liquidation, arrangement or reorganization any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued (the selection of any such recipient on behalf of any holder, in its individual capacity or otherwise, shall be at the sole discretion of the Trustee), as their respective interests may appear, to the extent necessary to pay all Senior Debt in full (including, without limitation, except to the extent, if any, prohibited by mandatory provisions of law, post-petition interest, in any such proceedings), after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the indebtedness evidenced by the Securities or to the Trustee under this Indenture.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, prohibited by the foregoing provisions of this Section, shall be received by the Trustee under this Indenture or the Holders of the Securities before all Senior Debt is paid in full or provision is made for such payment in accordance with its terms, and if such fact shall, at or prior to the time of such payment or distribution, have been known to the Trustee, or such Holders as the case may be, then such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

         For purposes of this Article only, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Issuer as reorganized or readjusted, or securities of the Issuer or any other corporation provided for by a plan of arrangement, reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article with respect to the Securities) to the payment of all Senior Debt which may at the time be outstanding; provided that (i) the Senior Debt is assumed by the new corporation, if any, resulting from any such arrangement, reorganization or readjustment, and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such arrangement, reorganization or readjustment. The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all its assets to another corporation or partnership upon the terms and conditions provided in Article 8 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation or partnership shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 8. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Article 5, except as provided therein. This Section shall be subject to the further provisions of Section 12.05.

         SECTION 12.03. Subrogation of Securities. Subject to the payment in full of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Debt until the principal of and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee on their behalf would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee on their behalf shall, as between the Issuer, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment by the Issuer to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Securityholders pursuant to the subrogation provision of this Article, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Issuer to or for the account of the Securities. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

         Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Issuer, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights against the Issuer of Holders of the Securities and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on his behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Issuer referred to in this Article, the Trustee, subject to the provisions of Sections 5.01 and 5.02, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such insolvency, bankruptcy, dissolution, winding-up, liquidation, arrangement or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         SECTION 12.04. Authorization by Securityholders. Each Holder of a Security by his acceptance thereof authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         SECTION 12.05. Notice to Trustee. The Issuer shall give prompt written notice to the Trustee and to any paying agent of any fact known to the Issuer which would prohibit the making of any payment of moneys to or by the Trustee or any paying agent in respect of the Securities pursuant to the provisions of this Article. Regardless of anything to the contrary contained in this Article or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt or of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an officer of the Issuer, or by a holder or agent of a holder of Senior Debt who shall have been certified by the Issuer or otherwise established to the reasonable satisfaction of the Trustee to be such holder or agent, or by the trustee under any indenture pursuant to which Senior Debt shall be outstanding, and, prior to the receipt of any such written notice, the Trustee shall, subject to Sections 5.01 and 5.02, be entitled to assume that no such facts exist; provided that if on a date at least two Business Days prior to the date upon which by the terms hereof any such moneys shall become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         Regardless of anything to the contrary herein, nothing shall prevent
(a) any payment by the Issuer or the Trustee to the Securityholders of amounts in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article 11 prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date, or (b) any payment by the Trustee to the Securityholders of amounts deposited with it pursuant to Section 9.01.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a trustee on behalf of any such Holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 12.06. Trustee's Relation to Senior Debt. The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent, of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.06.

         With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and, subject to the provisions of Sections 5.01 and 5.02, the Trustee shall not be liable to any holder of Senior Debt if it shall in good faith pay over or deliver to Holders of Securities, the Issuer or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

         The Trustee shall not be charged with knowledge of the existence of Senior Debt or of any facts that would prohibit any payment hereunder unless the Trustee shall have received notice to that effect at its Corporate Trust Office.

         SECTION 12.07. No Impairment of Subordination. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                                   ARTICLE 13
                            CONVERSION OF SECURITIES

         SECTION 13.01. Conversion Privilege. A Holder of a Security may convert it into Class A Common Stock of the Issuer at any time prior to maturity at the Conversion Price then in effect, except that, with respect to any Security called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Issuer shall default in making the redemption payment then due, in which cash the conversion right shall terminate on the date such default is cured). The number of shares of Class A Common Stock issuable upon conversion of a Security is determined as follows: divide the principal amount to be converted by the Conversion Price in effect on the Conversion Date and round the result to the nearest 1/100th of a share.

         The initial Conversion Price is stated in the fifth paragraph on the reverse of the Securities and is subject to adjustment as provided in this
Article 13 (which initial Conversion Price shall be equal to the Conversion Price in effect on the Exchange Date of the Convertible Preferred Stock).

         A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

         SECTION 13.02. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Issuer at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of the minimum authorized denomination thereof, and, if such Security is surrendered for conversion during the period between the close of business on any record date for such Security and the opening of business on the related interest payment date (unless such Security shall have been called for redemption on a redemption date within such period or on such interest payment date), accompanied also by payment of an amount equal to the interest payable on such interest payment date on the portion of the principal amount of the Security being surrendered for conversion. A Holder of any Security on a record date for such Security who converts such Security on the related interest payment date will receive the interest payable on such Security, and such converting Holder need not include a payment for any such interest upon surrender of such Security for conversion. Such notice shall also state the





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

name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued. Securities surrendered for conversion shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Issuer shall, subject to the provisions of
Section 13.07, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article and cash, as provided in Section 13.03, in respect of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such notice shall have been received by the Issuer and such Security shall have been surrendered (together with any applicable payment in respect of interest) as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Issuer shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Issuer, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Class A Common Stock issued upon conversion of any Security; provided that in the case of any Securities which are converted after the close of business on a relevant record date and on or prior to the next succeeding interest payment date, installments of interest which are due and payable on the next succeeding interest payment date shall be payable on such interest payment date notwithstanding such conversion (unless such Security shall have been called for redemption on a redemption date after the close of business on such record date and prior to the opening of business on such interest payment date) and such interest (whether or not punctually paid or duly provided for) shall be paid to the

Holder of such Securities registered as such at the close of business on the relevant record date according to their terms.

         SECTION 13.03. Fractional Shares. The Issuer will not issue fractional shares of Class A Common Stock upon conversion of Securities. In lieu thereof, in the sole discretion of the Board of Directors, either (i) such fractional interest will be rounded up to the next whole share or (ii) the Issuer shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of Sale Price (as defined below) of the Class A Common Stock at the close of business on the day of conversion. In the absence of a Sale Price, the Board of Directors shall in good faith determine the current market price on such basis as it considers appropriate and such current market price shall be used to calculate the cash adjustment. As used herein, "SALE PRICE" means the last sale price of the Class A Common Stock (or if no sale price is reported, the average of the high and low bid prices) as reported by the principal national or regional stock exchange on which the Class A Common Stock is listed or, if the Class A Common Stock is not listed on a national or regional stock exchange, as reported by the NASDAQ or if the Class A Common Stock is not approved for quotation and trading on the NASDAQ as reported by the National Quotation Bureau Incorporated. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Securities, or the specified portions thereof to be converted, so surrendered.

         SECTION 13.04. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) In case the Issuer shall (1) pay a dividend on any class of its capital stock in shares of Common Stock of any class, (2) subdivide its outstanding shares of Class A Common Stock into a greater number of shares or
(3) combine its outstanding shares of Class A Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be determined by multiplying the Conversion Price at which the Securities were theretofore convertible by a fraction, the denominator of which shall be the number of shares of Class A Common Stock outstanding immediately following such action and the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately prior thereto. Such adjustment shall be made whenever any event listed above shall occur and shall become effective retroactively immediately, except as provided in subsection (e) below, after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination.

          (b) In case the Issuer shall issue (i) rights or warrants to all holders of Class A Common Stock entitling them (for a period expiring within 45 days after the record date for determining stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of its Common Stock of any class at a price per share less than the current market price per share of the Class A Common Stock (as determined pursuant to subsection (d) below) on the record date therefor (the "Current Market Price"), or in case the Issuer shall issue to all holders of its Class A Common Stock other securities convertible into or exchangeable for shares of its Common Stock of any class for a consideration per share of Common Stock deliverable upon conversion or exchange thereof less than the Current Market Price, then the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price therefor shall be equal to the price determined by multiplying:

                                (1) the Conversion Price at which the Securities
                           were theretofore convertible by

                                (2) a fraction, of which (A) the denominator
                           shall be the sum of (i) the number of shares of Common Stock of all classes outstanding on the date of issuance of the convertible or exchangeable securities, rights or warrants and (ii) the number of additional shares of Common Stock offered for subscription or purchase or issuable upon such conversion or exchange, and (B) the numerator shall be the sum of (i) the number of shares of Common Stock of all classes outstanding on the date of issuance of such convertible or exchangeable securities, rights or warrants and (ii) the number of additional shares of Common Stock of all classes which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the Current Market Price of the Class A Common Stock.

         Such adjustment shall be made whenever such convertible or exchangeable securities, rights or warrants are issued and shall become effective immediately, except as provided in subsection (e) below, after the record date for the determination of stockholders entitled to receive such securities.

         However, upon the expiration of any right or warrant to purchase Common Stock, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 13.04(b), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section 13.04 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants. No further adjustment shall be made upon exercise of any right, warrant, convertible security or exchangeable security if any adjustment shall have been made upon issuance of such security.

          (c) In case the Issuer shall pay a dividend to all holders of Class A Common Stock (including any dividend paid in connection with a consolidation or merger in which the Company is the continuing company) of any shares of capital stock of the Company or its subsidiaries (other than its Common Stock of any class) or evidences of its indebtedness or assets (excluding (i) cash dividends payable solely in cash that may from time to time be fixed by the Board of Directors and (ii) dividends or distributions in connection with the liquidation, dissolution or winding up of the Issuer) or rights or warrants to subscribe for or purchase any of its securities or those of its subsidiaries or securities convertible or exchangeable for Common Stock (excluding those securities referred to in Section 13.04(b) above), then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted as provided below so that the Conversion Price thereafter shall be equal to the price determined by multiplying (A) the Conversion Price in effect on the record date mentioned below by (B) a fraction, the numerator of which shall be the Current Market Price per share of Class A Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose good faith determination shall be conclusive) as of such record date of the assets, evidences of indebtedness or securities so paid with respect to one share of Class A Common Stock, and the denominator of which shall be the Current Market Price per share of Class A Common Stock on such record date; provided that in the event the then fair market value (as so determined) so paid with respect to one share of Class A Common Stock is equal to or greater than the Current Market Price per share of Class A Common Stock on the record date mentioned above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive the amount and kind of assets, evidences of indebtedness, or securities such Holder would have received had such Holder converted each such Security immediately prior to the record date for such dividend. Such adjustment shall be made whenever any such payment is made, and shall become effective retroactively immediately, subject to subsection (e) below, after the record date for the determination of stockholders entitled to receive the payment.

          (d) For the purpose of any computation under subsections (b) and (c) above, the Current Market Price per share of Class A Common Stock on any date shall be deemed to be the average Sale Price for the 30 consecutive Trading Days commencing 45 Trading Days before the day in question.

          (e) In any case in which this Section shall require that an adjustment be made immediately following a record date, the Issuer may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Issuer shall, with respect to any Security converted after such record date and before such adjustment shall have become effective (i) defer making any cash payment pursuant to Section 13.03 or issuing to the Holder of such Security the number of shares of Class A Common Stock and other capital stock of the Issuer issuable upon such conversion in excess of the number of shares of Class A Common Stock and other capital stock of the Issuer issuable thereupon only on the basis of the Conversion Price prior to adjustment, and
(ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate cash payment pursuant to Section
13.03 and issue to such Holder the additional shares of Class A Common Stock and other capital stock of the Issuer issuable on such conversion.

          (f) In addition, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 13.04 shall be made to the nearest cent or to the 100th of a share, as the case may be.

          (g) Whenever the Conversion Price is adjusted as herein provided, the Issuer shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth in reasonable detail the facts requiring such adjustment and the calculations on which the adjustment is based, which certificate shall be conclusive evidence of the correctness of such adjustment and which shall be made available by the Trustee to the Holders of Securities for inspection thereof, (ii) mail or cause to be mailed a notice of such adjustment, setting forth the adjusted Conversion Price and the date on which such adjustment became or becomes effective, to each Holder of Securities at his address as the same appears on the registry books of the Issuer.

          (h) To the extent permitted by law, the Issuer from time to time may reduce the Conversion Price by any amount for any period of at least 20 days, (or such other period as may then be required by applicable law) if the Board of Directors has made a determination in good faith that such reduction would be in the best interests of the Issuer, which determination shall be conclusive. No reduction in the Conversion Price pursuant to this Section 13.04(h) shall become effective unless the Issuer shall have mailed a notice, at least 15 days prior to the date on which such reduction is scheduled to become effective, to each Holder. Such notice shall be given by first class mail, postage prepaid, at such Holder's address as it shall appear on the registry books of the Issuer. Such notice shall state the amount per share by which the Conversion Price will be reduced and the period for which such reduction will be in effect.

          (i) At its option, the Issuer may make such reduction in the Conversion Price, in addition to those otherwise required by this Article 13, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes; provided that any such reduction shall not be effective until written evidence of the action of the Board of Directors authorizing such reduction shall be filed with the secretary of the Issuer and notice thereof shall have been given by first class mail, postage prepaid, to each Holder at such holder's address as the same appears on the registry books of the Issuer.

          (j) In the event that, at any time as a result of an adjustment made pursuant to Section 13.04(a) or (c) above, the Holder of any Securities thereafter surrendered for conversion shall become entitled to receive any shares of the Issuer other than shares of the Class A Common Stock, thereafter the number of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Class A Common Stock contained in Section 13.04(a) through 13.04(f) above, and the other provisions of this Article 13 with respect to the Class A Common Stock shall apply on like terms to any such other shares.

          SECTION 13.05. Continuation of Conversion Privilege in Case of Reclassification, Consolidation, Merger, Sale, Transfer or Share Exchange. If any transaction shall occur, including without limitation (i) any reclassification of shares of Class A Common Stock(other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation or merger of the Issuer with or into another person or any merger of another person into the Issuer (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding shares of Class A Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Issuer, or (iv) any compulsory share exchange, pursuant to any of which holders of Class A Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the Holder of each Security then Outstanding shall have the right thereafter to convert such Security only into the kind and amount of the securities, cash or other property that would have been receivable upon such reclassification, consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Class A Common Stock issuable upon conversion of such Security immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange and the Company shall not enter into any such reclassification, consolidation, merger, sale, transfer or share exchange unless the company formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Issuer's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding Section and in this Section.

          SECTION 13.06.  Notice of Certain Events.  In case:

          (a) the Issuer shall declare a dividend (or any other distribution) payable to the holders of its Common Stock of any class (other than (i) dividends payable solely in cash that may from time to time be fixed by the Board of Directors and paid out of the earned surplus of the Issuer or, if there shall be no earned surplus, out of net profits for the fiscal year in which the dividend is made and/or the preceding fiscal year, (ii) dividends or distributions in connection with the liquidation, dissolution or winding up of the Issuer and (iii) dividends payable in Class A Common Stock); or

          (b) the Issuer shall authorize the granting to the holders of its Common Stock of any class of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or

          (c) the Issuer shall authorize the granting to holders of its Common Stock of any class of securities convertible into or exchangeable for Class A Common Stock; or

          (d) the Issuer shall authorize any reclassification or change of the Class A Common Stock (other than a subdivision or combination of its outstanding shares of Class A Common Stock or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or the sale or conveyance of all or substantially all the property or business of the Issuer; or

          (e) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Issuer;

then, the Issuer shall cause to be filed with the Trustee, and, if other than the Corporate Trust Office of the Trustee, at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 2.03, and shall cause to be mailed to each Holder of Securities, at his address as it shall appear on the registry books of the Issuer, as promptly as possible but in any event at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights or warrants or securities, or if a record is not to be taken, the date as of which the holders of Class A Common Stock or Common Stock, as applicable, of record to be entitled to such dividend, distribution, rights or warrants or securities, are to be determined, or (2) such reclassification, change, consolidation, merger, sale, transfer, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their shares of Class A Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, transfer, conveyance, dissolution, liquidation or winding-up.

         SECTION 13.07. Taxes on Conversion. The issuance and delivery of certificates for shares of Class A Common Stock on conversion of Securities shall be made without charge to the converting Holder of Securities for such certificates or for any documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof in respect of the issuance or delivery of such certificates; provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of certificates for shares of Class A Common

Stock, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Issuer the amount of any such tax or has established, to the satisfaction of the Issuer, that such tax has been paid.

         SECTION 13.08. Issuer to Provide Common Stock. The Issuer covenants that it will reserve and keep available, free from preemptive rights, out of its authorized but unissued shares, solely for the purpose of issue upon conversion of Securities as herein provided, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion.

         If any shares of Class A Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon conversion, then the Issuer covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be; provided that nothing in this Section shall be deemed to affect in any way the obligations of the Issuer to convert Securities into Class A Common Stock as provided in this Article.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Class A Common Stock, the Issuer will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Issuer may validly and legally issue fully paid and non-assessable shares of Class A Common Stock at such adjusted Conversion Price.

         The Issuer covenants that all shares of Class A Common Stock which may be issued upon conversion of Securities will upon issue be duly and validly issued and fully paid and non-assessable by the Issuer and free of preemptive rights and that, if the Class A Common Stock is then listed on any national securities exchange, the shares of Class A Common Stock which may be issued upon conversion of Securities will be similarly listed at the time of such issuance.

         The Issuer covenants that, upon conversion of Securities as herein provided, there will be credited to Class A Common Stock par capital from the consideration for which the shares of Class A Common Stock issuable upon such conversion are issued an amount per share of Class A Common Stock so issued as determined by the Board of Directors, which amount shall not be less than the amount required by law and by the Issuer's certificate of incorporation, as amended, as in effect on the date of such conversion. For the purposes of this covenant the net proceeds received by the Issuer from the issuance and sale of the Securities converted, less any cash paid in respect of fractional share interests upon such conversion, shall be deemed to be the amount of consideration for which the shares of Class A Common Stock issuable upon such conversion are issued.

         SECTION 13.09. Disclaimer of Responsibility for Certain Matters. Neither the Trustee nor any conversion agent or agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in
Section 13.04(g) or 13.05, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent nor any agent of the Trustee shall be accountable with respect to the validity, registration, listing, or value (or the kind or amount) of any shares of Class A Common Stock, or of any securities or cash or other property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any agent of the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent nor any agent of the Trustee shall be responsible for any failure of the Issuer to make any cash payment or to issue, register the transfer of or deliver any shares of Class A Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or, subject to Sections 5.01 and 5.02, to comply with any of the covenants of the Issuer contained in this Article.

         SECTION 13.10. Return of Funds Deposited for Redemption of Converted Securities. Any funds which at any time shall have been deposited by the Issuer or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article, shall after such conversion, upon the written request of the Issuer, be repaid to the Issuer by the Trustee or such other paying agent.


                                   ARTICLE 14
                          RIGHT TO REQUIRE REDEMPTION

         SECTION 14.01. Right to Require Redemption. If at any time there shall occur any Change in Control (as defined below) of the Issuer, then each Holder shall have the right, at such Holder's option, to require the Issuer to redeem, pursuant to the offer described below (the "Change of Control Offer"), and upon the exercise of such right the Issuer shall redeem, all or any part of such Holder's Securities that is $1,000 or any integral multiple thereof on a date (the "Repurchase Date") that is no earlier than 30 days nor later than 45 days from the date of the Issuer Notice (as defined below), other than as required by law, at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Repurchase Date (the "Repurchase Price").

         SECTION 14.02. Notices; Method of Exercising Redemption Right, etc.
(a) Unless the Issuer shall have theretofore called for redemption all the Securities then Outstanding pursuant to Article 11 of the Indenture, on or before the 30th day after the date upon which the Issuer becomes aware that a Change in Control has occurred, the Issuer or, at the request of the Issuer, the Trustee, shall mail to all holders of record of the Securities a notice (the "Issuer Notice"), in the manner provided in Section 10.04, of the occurrence of the Change in Control and of the redemption right set forth herein arising as a result thereof, which notice shall govern the terms of the Change of Control Offer. The Issuer shall also deliver a copy of the Issuer Notice to the Trustee prior to or promptly after the mailing of such Issuer Notice.

         Each notice of a redemption right shall state:

                                (1) the Repurchase Date;

                                (2) the date by which the Securities with
                           respect to which such right is being exercised and the irrevocable written notice referred to in
                           Section 14.02(b) must be delivered to the Trustee;

                                (3) the Repurchase Price;

                                (4) a description of the procedure which a
                           Holder must follow to exercise a redemption right including a form of the irrevocable written notice referred to in Section 14.02(b); and

                                (5) the Conversion Price (as defined in Section
                           13.04 of the Indenture) then in effect, the date on which the right to convert the principal amount of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion.

          No failure of the Issuer to give the foregoing notices or any defect therein shall limit any Holder's right to exercise a redemption right or affect the validity of the proceedings for the redemption of Securities.

          (b) To exercise a redemption right, a Holder shall deliver to the Trustee prior to the close of business on the Business Day prior to the Repurchase Date (i) irrevocable written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the amount of the Securities to be redeemed, a statement that an election to exercise the redemption right is being made thereby, and (ii) the Securities with respect to which the redemption right is being exercised, duly endorsed for transfer to the Issuer, together with such other customary documents as the Issuer may reasonably request. Securities held by a securities depositary may be delivered in such other manner as may be agreed to by such securities depositary and the Issuer or the Trustee. Such written notice shall be irrevocable. Subject to the provisions of paragraph (d) below, Securities surrendered for redemption together with such irrevocable written notice shall cease to be convertible from the date of delivery of such notice. If the Repurchase Date falls after the record date and before the following interest payment date, any Securities to be redeemed must be accompanied by payment of an amount equal to the interest thereon which the registered Holder thereof is to receive on such interest payment date, and, notwithstanding such redemption, such interest payment will be made by the Issuer to the registered Holder thereof on the applicable record date.

          (c) In the event a redemption right shall be exercised in accordance with the terms hereof, the Issuer shall on the Repurchase Date, to the extent lawful, (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent an amount equal to the Repurchase Price in respect of all Securities or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The paying agent will promptly mail to each holder of Securities so tendered the Repurchase Price for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder new Securities equal in aggregate principal amount to any unpurchased portion of the Securities surrendered, if any.

          (d) If any Security surrendered for redemption shall not be so redeemed on the Repurchase Date, such Security shall be convertible at any time from the Repurchase Date until redeemed and, until redeemed, shall continue to bear interest to the extent permitted by applicable law from the Repurchase Date at the same rate borne by such Security. The Issuer shall pay to the Holder of such Security the additional amounts arising from this Section 14.02(d) at the same time that it pays the Repurchase Price, and if applicable such Security shall remain convertible into Class A Common Stock until the Repurchase Price plus any additional amounts owing on such Security shall have been paid or duly provided for.

          (e) Any Security which is to be redeemed only in part shall be surrendered at any office or agency of the Issuer designated for that purpose pursuant to Section 2.03 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the Security so surrendered.

          SECTION 14.03. Definitions. (a) A "Change in Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, (a "Group") other than to the Permitted Holders (as defined below); (ii) a majority of the Board of Directors of the Issuer shall consist of Persons who are not Continuing Directors (as defined below); or (iii) the acquisition by any Person or Group (other than the Permitted Holders) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Issuer.

          (b) "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Issuer on June 10, 1997 or becomes a director upon consummation of the Chancellor Merger, (ii) was nominated for election or elected to the Board of Directors with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Permitted Holder.

         (c) "Permitted Holder" means (i) if the Chancellor Merger is not consummated, Scott K. Ginsburg and (ii) if the Chancellor Merger is consummated, from and after the effective date thereof, Scott K. Ginsburg, Hicks, Muse, Tate & Furst, Inc. or any of its Affiliates, officers and directors, and Steven Dinetz.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of June 16, 1997.

                                        EVERGREEN MEDIA CORPORATION




                                         By
                                           -------------------------------------
                                           Name:
                                           Title:


[CORPORATE SEAL]

Attest:


By
  -------------------------------------
  Name:
  Title:



                                         THE BANK OF NEW YORK,
                                           as Trustee



                                         By
                                           -------------------------------------
                                           Name:
                                           Title:


[CORPORATE SEAL]


Attest:

By
  -------------------------------------
  Name:
  Title:

                                                                      EXHIBIT A




                           [FORM OF FACE OF SECURITY]


No.                                                              $
                                                                 [CUSIP NO.]


                          Evergreen Media Corporation

                6% Convertible Subordinated Debentures Due 2012


         Evergreen Media Corporation, (the "Issuer"), for value received hereby promises to pay to _________________ or registered assigns the principal sum of Dollars at the Issuer's office or agency for said purpose in the Borough of Manhattan, The City of New York, on June 15, 2012, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly on March 15, June 15, September 15 and December 15 of each year and at maturity, on said principal sum in like coin or currency at the rate per annum set forth above beginning on the March 15, June 15, September 15 and December 15, as the case may be, next succeeding the date on which the Securities are issued in exchange for shares of the Issuer's $3.00 Convertible Exchangeable Preferred Stock (the "Preferred Stock") from the time of exchange of the Securities for the Preferred Stock (the "Securities Exchange Date") or from the most recent date to which interest has been paid or duly provided for on the Securities. The interest so payable on any March 15, June 15, September 15 and December 15 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on March 1, June 1, September 1 and December 1 preceding such March 15, June 15, September 15 and December 15, whether or not such day is a business day; provided that interest may be paid, at the option of the Issuer, by mailing a check therefor payable to the registered Holder entitled thereto at his last address as it appears on the Security register. Interest will be computed on the basis of a 360- day year of twelve 30-day months.

         Reference is made to the further provisions set forth on the reverse hereof, including without limitation provisions subordinating the payment of principal of, premium, if any, and interest on the Securities to the payment in full of all Senior Debt as defined in said Indenture (as defined on the reverse hereof) and provisions giving the Holder hereof the right to convert this Security into Class A Common Stock of the Issuer on the terms and subject to the conditions and limitations referred to on the reverse hereof, as more fully specified in said Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

[Seal]


                                           -------------------------------------

                         [FORM OF REVERSE OF SECURITY]

                          Evergreen Media Corporation

                6% Convertible Subordinated Debentures Due 2012


         This Security is one of a duly authorized issue of debt securities of the Issuer, limited to up to the aggregate principal amount of $300,000,000 (except as otherwise provided in the Indenture defined below), issued or to be issued pursuant to an indenture dated as of June 16, 1997 (the "Indenture"), duly executed and delivered by the Issuer to The Bank of New York, Trustee (the "Trustee"). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders (the words "Holders" or "Holder" meaning the registered Holders or registered Holder) of the Securities.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities and interest accrued thereon may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events a declaration of default, a default, or the consequences of either of them may be waived by the Holders of a majority in aggregate principal amount of the Securities then outstanding except a default in the payment of principal of or premium, if any, or interest on any of the Securities or in respect of the conversion of any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any Security which may be issued in exchange or substitution hereof, whether or not any notation thereof is made upon this Security or such other Securities.

         The Indenture permits the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or premium, if any, thereon, or reduce the rate or extend the time of payment of interest thereof, or


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

any premium payable on the redemption thereof, or change the place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or reduce or alter the method of computation of any amount payable on redemption thereof (or the time at which such redemption may be made), or impair or affect the right of any Securityholder to institute suit for the payment or conversion thereof or materially and adversely affect the right to convert the Securities into Class A Common Stock of the Issuer or the right of the Holders of Securities to require redemption of the Securities, in each case, without the consent of the Holder of the Security so affected; or (b) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected, or (c) reduce the percentage of Securities necessary to consent to waive any past default under the Indenture to less than a majority, without the consent of the Holders of each Security so affected, or (d) modify the provisions of the Indenture relating to subordination of the Securities in any manner adverse to the Securityholders without the consent of the Holder of each Security so affected, or (e) modify any of the provisions of the Indenture relating to supplemental indentures or waivers of past defaults, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby.

         The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Issuer as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

         Subject to the provisions of the Indenture, the Holder of this Security has the right, at his option, at any time until and including, but not after the close of business on, June 15, 2012 (except that, in case this Security or a portion hereof shall be called for redemption and the Issuer shall not thereafter default in making due provision for the payment of the redemption price, such right shall terminate with respect to this Security or such portion hereof at the close of business on the Business Day prior to the date fixed for redemption), to convert the principal of this Security, or any portion thereof which is $1,000 or an integral multiple of $1,000, into fully paid and non-assessable shares of Class A Common Stock of




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


the Issuer, as said shares shall be constituted at the date of conversion, at the conversion price of $ * in principal amount of Securities for each share of such Class A Common Stock, or at the adjusted conversion price in effect at the date of conversion if an adjustment has been made, determined as provided in the Indenture, upon surrender of this Security to the Issuer at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, together with a fully executed notice substantially in the form set forth at the foot hereof that the Holder elects so to convert this Security (or any portion hereof which is an integral multiple of $1,000) and, if this Security is surrendered for conversion during the period between the close of business on March 1, June 1, September 1 or December 1 in any year and the opening of business on the following March 15, June 15, September 15 or December 15 and has not been called for redemption on a redemption date within such period (or on such March 15, June 15, September 15 and December 15 or within five days after such period), accompanied by payment of an amount equal to the interest payable on such March 15, June 15, September 15 or December 15 on the principal amount of the Security being surrendered for conversion. Except as provided in the preceding sentence or as otherwise expressly provided in the Indenture, no payment or adjustment shall be made on account of interest accrued on this Security (or portion thereof) so converted or on account of any dividend or distribution on any such Common Stock issued upon conversion, but the Holder of record of this Security on March 1, June 1, September 1 or December 1 shall be entitled to receive interest on such Security on the succeeding March 15, June 15, September 15 or December 15 notwithstanding the conversion of such Security prior to such March 15, June 15, September 15 or December 15. Upon surrender for conversion as aforesaid, this Security shall be duly endorsed by, or be accompanied by instruments of transfer, in form satisfactory to the Issuer and the Trustee, duly executed by, the Holder or by his duly authorized attorney. The conversion price from time to time in effect is subject to adjustment as provided in the Indenture. No fractions of shares will be issued on conversion, but an adjustment in cash will be made for any fractional interest as provided in the Indenture.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.


----------------
        (1) The conversion price will be the conversion price in effect for the Convertible Preferred Stock on the date of the exchange.




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

         The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any integral multiple of $1,000.

         In the manner and subject to the limitations provided in the Indenture, this Security may be exchanged for a like aggregate principal amount of Securities of other authorized denominations.

         Upon due presentment for registration of transfer of this Security at the above-mentioned office or agency of the Issuer, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

         The Securities may be redeemed at the option of the Issuer as a whole, or from time to time in part, on any date prior to maturity, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders of Securities to be redeemed, all as provided in the Indenture, at the following redemption prices (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption:

         If redeemed during the twelve-month period beginning immediately after September 15 of each year indicated,


           YEAR                   REDEMPTION PRICE
           ----                   ----------------
           2000                       104.20%
           2001                       103.60%
           2002                       103.00%
           2003                       102.40%
           2004                       101.80%
           2005                       101.20%
           2006                       100.60%
    2007 and thereafter               100.00%

         If at any time there shall occur any Change of Control as defined in the Indenture with respect to the Issuer, each Holder of Securities shall have the right, at such Holder's option but subject to the conditions set forth in the Indenture, to require the Issuer to redeem on the Repurchase Date as defined in the Indenture all or any part of such Holder's Securities that is $1,000 or an integral multiple thereof at a redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the Repurchase Date.

         Subject to payment by the Issuer of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

         The Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee, may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or the Trustee or any authorized agent of the Issuer or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         This Security shall be construed for all purposes in accordance with the laws of the State of New York, without regard to conflicts of law principles.


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



               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]



Dated:

         This is one of the Securities described in the within-mentioned Indenture.

                                             The Bank of New York, as Trustee



                                             ----------------------------------
                                                   Authorized Signatory


                          [FORM OF CONVERSION NOTICE]


         To: Evergreen Media Corporation

         The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Class A Common Stock of Evergreen Media Corporation in accordance with the terms of the Indenture referred to in this Security and
(ii) directs that such shares of Class A Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated

                                             ----------------------------------
                                                           Signature

Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered Holder.



                                             ----------------------------------
                                                  Social Security or Other
                                                 Taxpayer Identifying Number


----------------------------------
            (Name)


----------------------------------
       (Street Address)


----------------------------------
    (City, State and Zip Code)
 (Please print name and address)

                                              Principal Amount to be Converted:
                                                      (if less than all)


                                             $
                                              ---------------------------------



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